UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2022

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4747 Bethesda Avenue, Suite 1300 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Host Hotels & Resorts, Inc.	Common Stock, $.01 par value	HST	The Nasdaq Stock Market LLC
Host Hotels & Resorts, L.P.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director

Host Hotels & Resorts, Inc. (the “Company”), the general partner of Host Hotels & Resorts, L.P., announced that, on October 11, 2022, at the recommendation of the Nominating, Governance and Corporate Responsibility Committee of the Board of Directors of the Company, the Board increased its size from eight to nine directors and elected Ms. Diana M. Laing to the Board of Directors. Ms. Laing will serve until the next annual meeting of stockholders of the Company and until her successor is duly elected and qualified. Ms. Laing was also appointed to the Audit Committee of the Board effective November 7, 2022.

Ms. Laing is a seasoned corporate finance executive with a career focused in real estate investment and operating companies. She brings more than 35 years of experience as a chief financial officer and public company executive to the Board of Directors. She most recently served as interim chief financial officer for Alexander and Baldwin, a real estate investment trust and one of Hawaii’s leading owners and operators of grocery-anchored strip retail centers. Prior to Alexander and Baldwin, she held the role of chief financial officer for numerous real estate-focused companies including American Homes 4 Rent, Thomas Properties Group, Inc., New Pacific Realty Corporation, and Arden Realty. Ms. Laing brings to the Board extensive experience in the areas of corporate strategy, risk management, public equity and corporate debt offerings, mergers and acquisitions, finance and capital markets, accounting and financial reporting, investor relations, information technology, and corporate governance. She also has extensive public company board experience as an independent director.

The Board of Directors determined that Ms. Laing is independent under (a) the rules of The Nasdaq Stock Market, and (b) the “Director Independence Guidelines” of the Corporate Governance Guidelines of the Company. In connection with her appointment, the Company will enter into an indemnification agreement with Ms. Laing substantially in the form of the indemnification agreement the Company has entered into with all other directors and previously filed by the Company with the Securities and Exchange Commission. The form of the indemnification agreement generally provides for the indemnification of and advancement of expenses to a director to the maximum extent permitted by Maryland law for claims, suits or proceedings arising out of their service to the Company.

Ms. Laing will receive the same fees for her service as our other independent directors, which fees were disclosed in the

Company’s proxy statement for its 2022 Annual Meeting of Stockholders. Annual cash compensation will be prorated from the date of Ms. Laing’s election to the Board. In addition, the Nominating, Governance and Corporate Responsibility Committee recommended, and the Board approved, an award of common stock units equaling the prorated annual stock award amount to be credited to a deferred stock unit account established for Ms. Laing. The number of stock units was calculated by dividing the pro-rated portion of the annual stock award amount of $160,000 by the fair market value of the Company’s common stock on the date of Board approval, October 11, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: October 12, 2022	By:	/S/ Joseph C. Ottinger
	Name:	Joseph C. Ottinger
	Title:	Senior Vice President and Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOST HOTELS & RESORTS, L.P. By: HOST HOTELS & RESORTS, INC. its General Partner

Date: October 12, 2022	By:	/S/ Joseph C. Ottinger
	Name:	Joseph C. Ottinger
	Title:	Senior Vice President and Corporate Controller